EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Wound Management Technologies, Inc. on Form 10-Q for the period ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Lutz, Jr., Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2013	By:	/s/ Robert Lutz, Jr.
Robert Lutz, Jr.,
Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)